UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 28, 2013

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NEWS CORPORATION

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of 4:30 p.m. (Eastern Time) on June 28, 2013, Twenty-First Century Fox, Inc., formerly known as News Corporation, (the “Company”) completed the previously announced separation of its business into two independent publicly-traded companies (the “Separation”). The Company has retained the media and entertainment businesses and the new News Corporation (“News Corp”) holds businesses consisting of the Company’s former newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia. On June 28, 2013, the Company entered into certain agreements with News Corp related to the Separation.

Separation and Distribution Agreement

The Company entered into a separation and distribution agreement with News Corp which sets forth, among other things, the parties’ agreements regarding the principal transactions necessary to effect the Separation.

The separation and distribution agreement provides for the transfers of entities and their related assets and liabilities so that as of the Separation the Company and News Corp will each consist of the entities associated with the businesses described above. The separation and distribution agreement also provides that the Company will indemnify News Corp for payments made in connection with liabilities arising out of civil claims and investigations relating to the U.K. Newspaper Matters (as defined below) as well as legal and professional fees and expenses related to the criminal matters, in each case for amounts paid after the Separation, other than fees, expenses and costs relating to employees who are not (i) directors, officers or certain designated employees or (ii) with respect to civil matters, co-defendants with News Corp. U.K. Newspaper Matters refers to ongoing investigations by U.K. and U.S. regulators and governmental authorities relating to phone hacking, illegal data access and inappropriate payments to public officials at The News of the World and The Sun and related matters. In addition, the separation and distribution agreement governs the Company’s and News Corp’s agreements with regard to each party’s ability to comply with certain statutes or rules and regulations promulgated by the Federal Communications Commission.

Tax Sharing and Indemnification Agreement

The Company entered into a tax sharing and indemnification agreement with News Corp that will govern its and News Corp’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns. Under the tax sharing and indemnification agreement, News Corp will generally indemnify the Company against taxes attributable to News Corp’s assets or operations for all tax periods or portions thereof after the Separation. For taxable periods or portions thereof prior to the Separation, the Company will generally indemnify News Corp against U.S. consolidated and combined taxes attributable to such periods, and News Corp will indemnify the Company against News Corp’s separately filed U.S. state and foreign taxes and foreign consolidated and combined taxes for such periods.

The foregoing descriptions of the separation and distribution agreement and the tax sharing and indemnification agreement are qualified in their entirety by reference to the complete terms and conditions of these agreements, which are attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Company completed the Separation by distributing to its stockholders one share of News Corp Class A common stock for every four shares of the Company’s Class A common stock held on June 21, 2013, and one share of News Corp Class B common stock for every four shares of the Company’s Class B common stock held on June 21, 2013. The Company’s stockholders received cash in lieu of fractional shares. As a result of the Separation, the Company distributed to its stockholders approximately 406 million shares of News Corp Class A common stock and approximately 278 million shares of News Corp Class B common stock. Following the Separation the Company does not beneficially own any shares of News Corp Class A common stock or News Corp Class B common stock.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2013, the Company approved an amendment to its By-Laws (the “Amendment”) to (i) reflect the Company’s name change to Twenty-First Century Fox, Inc., and (ii) to authorize any Company director or officer who is also a director, officer or stockholder of News Corp to comply with News Corp’s amended and restated certificate of incorporation as it relates to restrictions on potential business opportunities.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amended and Restated By-Laws which reflects the Amendment and is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On June 28, 2013, the Company issued a press release announcing the completion of the Separation. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Company giving effect to the Separation, and the related notes thereto, required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2.

(d)	The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated June 28, 2013, between News Corporation (now known as Twenty-First Century Fox, Inc.) and New Newscorp Inc (now known as News Corporation).

2.2	Tax Sharing and Indemnification Agreement, dated June 28, 2013, between News Corporation and New Newscorp Inc.

3.1	Amended and Restated By-Laws of Twenty-First Century Fox, Inc.

99.1	Press release of Twenty-First Century Fox, Inc., dated June 28, 2013.

99.2	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova

Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: July 2, 2013

Exhibit Index

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated June 28, 2013, between News Corporation (now known as Twenty-First Century Fox, Inc.) and New Newscorp Inc (now known as News Corporation).

2.2	Tax Sharing and Indemnification Agreement, dated June 28, 2013, between News Corporation and New Newscorp Inc.

3.1	Amended and Restated By-Laws of Twenty-First Century Fox, Inc.

99.1	Press release of Twenty-First Century Fox, Inc., dated June 28, 2013.

99.2	Unaudited pro forma consolidated financial information